Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of October 30, 2016, is entered into by and between Sunshine Heart, Inc., a Delaware corporation (the “Company”), and the parties identified as “Purchasers” on the signature page hereto (the “Holders”).

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of July 20, 2016 (the “Purchase Agreement”), between the Company and the Holders the Company issued to the Holders 3,468 shares, in the aggregate, of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”); and

WHEREAS, pursuant to (i) Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the terms herein, the Company and Holders have agreed to exchange the Series B Preferred Stock for new securities of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agrees as follows:

1.                                      Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement.  In addition, the following terms shall have the following meanings:

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Securities” means the Series B-1 Preferred Stock and the Underlying Shares.

“Series B-1 Certificate of Designation” means the Certificate of Designation for the Series B-1 Preferred Stock to be filed by the Company with the Secretary of State of Delaware, substantially in the form of Exhibit A attached hereto.

“Series B-1 Preferred Stock” means the 2,227.2 shares of the Company’s Series B-1 Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Series B-1 Certificate of Designation.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of any Underlying Shares.

“Transaction Documents” means this Agreement and the Series B-1 Certificate of Designation.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series B-1 Preferred Stock.

2.                                      Exchange.

(a)                                 The Company agrees to issue to the Holders 2,227.2 shares, in the aggregate, of Series B-1 Preferred Stock in exchange for the Series B Preferred Stock held by the Holders as of the date hereof and as set forth on the Holders’ signature pages attached hereto.  The Company shall file the Series B-1 Certificate of Designation with the State of Delaware and shall deliver to the Holders evidence of such filing and the acceptance thereof by the State of Delaware, which shall be reasonably satisfactory to the Holders.  Each Holder agrees that, upon issuance and delivery by the Company of the Series B-1 Preferred Stock to such Holder, the Series B Preferred Stock held by such Holder will be deemed cancelled and such Holder will destroy any certificates evidencing such Series B Preferred Stock.

3.                                      Representations and Warranties.  The Company hereby makes to each Holder the following representations and warranties:

(a)                                 Organization and Qualification.  The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any of its subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith, except the Shareholder Approval and as contemplated by Section 5 hereof.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)                                  No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)                                 Issuance of the Securities.  The shares of Series B-1 Preferred Stock are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of all of the Underlying Shares.

(e)                                  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 5 and 8(a) of this Agreement, (ii) the filing of the Series B-1 Certificate of

Designation with the Delaware Secretary of State, (iii) filings in certain states under “blue sky” laws and (iv) Shareholder Approval (collectively, the “Required Approvals”).

(f)                                   Bring Down of Representations and Warranties.  The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule thereto), continues to be true, accurate and complete in all material respects as of the date hereof, and the Company hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement (unless as of a specific date therein), except as set forth in the Disclosure Schedules attached hereto.

4.                                      Representations and Warranties of the Holder.  Each Holder, for itself and for no other Holder, hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein):

(a)                                 Organization; Authority.  Such Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Holder of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder.  This Agreement has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Holder Status.  At the time such Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Series B-1 Preferred Stock it will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

The Company acknowledges and agrees that the representations contained in Section 3 shall not modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

5.                                      The Company shall file a proxy statement on or before the 20th day following the closing of the transactions contemplated by this Agreement (the “Filing Date”) and hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the 120th day following the closing of the transactions contemplated by this Agreement for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Series B-1 Preferred Stock is no longer outstanding.

8.                                      Miscellaneous.

(a)                                 The Company shall by 9:00 a.m. (New York City time) on the trading day immediately following the date hereof file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement as an exhibit thereto.  From and after such filing, the Holders shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in such Form 8-K.  The Company shall consult with the Holder in issuing any other press releases with respect to the transactions contemplated hereby.

(b)                                 This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(c)                                  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)                                 Except as expressly set forth herein, all of the terms and conditions of the Purchase Agreement and the Transaction Documents (as such term is defined in the Purchase Agreement) shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

(e)                                  This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

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IN WITNESS WHEREOF, this Securities Exchange Agreement is executed as of the date first set forth above.

SUNSHINE HEART, INC.

By:
Name:
Title:

[signature page of Holders to follow]

SIGNATURE PAGE OF HOLDER TO

SECURITIES EXCHANGE AGREEMENT

BETWEEN SUNSHINE HEART, INC. AND

THE HOLDER THEREUNDER

Name of Holder:

By:

Name:

Title:

Series B Preferred Stock:

Share B-1 Preferred Stock:

Exhibit A

Certificate of Designation of Series B-1 Preferred Stock

[See attached]